FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)
Take-Two Interactive Software, Inc.
(646) 536-2932
meg.maise@take2games.com

Brunswick Group
Steve Lipin
Nina Devlin
(212) 333-3810
taketwo@brunswickgroup.com

TAKE-TWO INTERACTIVE SOFTWARE ADVISES STOCKHOLDERS TO TAKE NO ACTION IN RESPONSE TO ELECTRONIC ARTS OFFER

New York, NY - March 13, 2008 -The Board of Directors of Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today recommended that Take-Two stockholders take no action at this time in response to the announcement by Electronic Arts Inc. (NASDAQ:ERTS) that it has made an unsolicited conditional tender offer to acquire all of Take-Two’s outstanding shares of common stock for $26 per share in cash.

Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, Take-Two’s Board will review and consider EA’s offer, and within 10 business days, will advise Take-Two’s stockholders of the Board’s position regarding the offer as well as its reasons for that position.

Bear Stearns and Lehman Brothers are acting as financial advisors to Take-Two and Proskauer Rose LLP is acting as legal advisor.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee's investigation of the Company's stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts' tender offer to acquire the Company’s outstanding shares: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts' tender offer, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled "Risk Factors" as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.
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